Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 April 23, 2024 FOR IMMEDIATE RELEASE

NextEra Energy reports first-quarter 2024 financial results
•NextEra Energy delivers strong first-quarter 2024 results
•FPL remains focused on executing its capital plan and providing best-in-class reliability while keeping customer bills low
•NextEra Energy Resources adds approximately 2,765 megawatts of new renewables and storage projects to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2024 first-quarter net income attributable to NextEra Energy on a GAAP basis of $2.268 billion, or $1.10 per share, compared to $2.086 billion, or $1.04 per share, for the first quarter of 2023. On an adjusted basis, NextEra Energy's 2024 first-quarter earnings were $1.873 billion, or $0.91 per share, compared to $1.678 billion, or $0.84 per share, in the first quarter of 2023.

"NextEra Energy delivered strong first-quarter results, growing adjusted earnings per share by approximately 8.3% year-over-year," said John Ketchum, chairman, president and chief executive officer. "Both FPL and NextEra Energy Resources delivered solid financial and operating performances to start off the year. FPL placed into service 1,640 megawatts of new, cost-effective solar, while NextEra Energy Resources added approximately 2,765 megawatts of new renewables and storage to its backlog, marking its second-best origination quarter ever and its best quarter for both solar and storage origination. Our two businesses are well positioned to meet future power demand with renewables, storage and transmission, while leveraging our combination of enterprise-wide scale, decades of experience and investment in technology to drive long-term value for customers and shareholders. We will be disappointed if we are not able to deliver financial results at or near the top of our adjusted earnings per share expectations ranges in each year through 2026, while maintaining our strong balance sheet and credit ratings."

FPL
FPL reported first-quarter 2024 net income of $1.172 billion, or $0.57 per share, compared to $1.070 billion, or $0.53 per share, for the prior-year quarter. As America's largest utility, FPL's growth in the first quarter of 2024 primarily was driven by continued investment in the business. FPL's capital expenditures were approximately $2.3 billion for the quarter, and full-year capital investments are expected to be between $7.8 billion and $8.8 billion. Regulatory capital employed increased by approximately 11.5% over the same quarter last year. FPL had its strongest quarter of customer growth in over 15 years with the average number of customers increasing by more than 100,000 from the comparable prior-year quarter.

FPL continued to execute against its capital plan and deliver outstanding value to its customers in one of the fastest-growing states in the nation. During the first quarter, FPL placed into service approximately 1,640 megawatts (MW) of new, cost-effective solar, putting FPL's owned and operated solar portfolio at over 6,400 MW, which is the largest utility-owned solar portfolio in the country.

With a focus on delivering clean, affordable energy, FPL received approval earlier this month to reduce customer bills due to projected 2024 fuel savings, which will result in a typical 1,000-kilowatt-hour residential customer bill that is approximately 37% lower than the national average.

Also in April, FPL filed its Ten-Year Site Plan, which calls for roughly 21 gigawatts (GW) of solar and over 4 GW of storage. With this plan, FPL expects to increase its solar from approximately 6% of its total generation in 2023 to 38% in 2033, while doubling the expected deployment of battery storage.

NextEra Energy Resources
NextEra Energy Resources reported first-quarter 2024 net income attributable to NextEra Energy on a GAAP basis of $966 million, or $0.47 per share, compared to $1.440 billion, or $0.72 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the first quarter of 2024 were $828 million, or $0.40 per share, compared to $732 million, or $0.36 per share, for the first quarter of 2023.

NextEra Energy Resources had its second-best quarter in its history for new renewables and storage origination, adding approximately 2,765 MW to its backlog, as well as its best quarter ever for both solar and storage origination. NextEra Energy Resources added approximately 1,545 MW of solar, 145 MW of wind, 1,025 MW of storage and 50 MW of wind repowering to its backlog. With these additions, NextEra Energy Resources' backlog now totals roughly 21.5 GW after taking into account roughly 1,165 MW of new projects placed into service since the fourth-quarter and full-year 2023 financial results call in January.

Corporate and Other
In the first quarter of 2024 on a GAAP basis, Corporate and Other results increased $0.27 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other results for the first quarter of 2024 decreased by $0.01, compared to the prior-year quarter.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2024, NextEra Energy continues to expect adjusted earnings per share to be in the range of $3.23 to $3.43. For 2025 and 2026, NextEra Energy expects to grow 6% to 8%, off the 2024 adjusted earnings per share range. This translates to a range of $3.45 to $3.70 for 2025 and $3.63 to $4.00 for 2026. NextEra Energy also continues to expect to grow its dividends per share at a roughly 10% rate per year through at least 2026, off a 2024 base.

Conference call information
As previously announced, NextEra Energy's first-quarter 2024 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the first-quarter 2024 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is America's largest electric utility that sells more power than any other utility, providing clean, affordable, reliable electricity to approximately 5.9 million customer accounts, or more than 12 million people across Florida. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. A Fortune 200 company, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Adjusted earnings for the periods in this news release exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; differential membership interests-related; change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI) and impairment charges.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release. Adjusted earnings does not represent a substitute for net income, as prepared in accordance with GAAP.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources, LLC's nuclear decommissioning funds and other than temporary impairments, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains and differential membership interests-related. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; positive macroeconomic conditions in the U.S. and Florida; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to NextEra Energy Partners, LP; no adverse litigation decisions; and no changes to governmental policies or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

This news release should be read in conjunction with the attached unaudited financial information.

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory, operational and economic factors on regulatory decisions important to NextEra Energy and FPL; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy and FPL and its affiliated entities or the imposition of additional tax laws, tariffs, duties, policies or assessments on renewable energy or equipment necessary to generate it or deliver it; impact of new or revised laws, regulations, interpretations or constitutional ballot and regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra

Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; impacts on NextEra Energy or FPL of allegations of violations of law; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, planning, financing, construction, permitting, governmental approvals and the negotiation of project development agreements, as well as supply chain disruptions; risks involved in the operation and maintenance of electric generation, storage, transmission and distribution facilities, gas infrastructure facilities, and other facilities; effect on NextEra Energy and FPL of a lack of growth, slower growth or a decline in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of geopolitical factors, terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources, LLC’s (NextEra Energy Resources) gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity in energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses or planned license extensions; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NextEra Energy Partners, LP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2023 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,834	$1,864	$33	$5,731
Operating Expenses
Fuel, purchased power and interchange	1,034	196	(24)	1,206
Other operations and maintenance	361	692	70	1,123
Depreciation and amortization	303	579	16	898
Taxes other than income taxes and other – net	460	89	—	549
Total operating expenses – net	2,158	1,556	62	3,776
Gains (losses) on disposal of businesses/assets – net	—	63	(5)	58
Operating Income (Loss)	1,676	371	(34)	2,013
Other Income (Deductions)
Interest expense	(279)	(173)	129	(323)
Equity in earnings of equity method investees	—	183	20	203
Allowance for equity funds used during construction	53	3	—	56
Gains (losses) on disposal of investments and other property – net	—	15	—	15
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	128	—	128
Other net periodic benefit income	—	—	38	38
Other – net	1	11	22	34
Total other income (deductions) – net	(225)	167	209	151
Income (Loss) before Income Taxes	1,451	538	175	2,164
Income Tax Expense (Benefit)	279	(97)	45	227
Net Income (Loss)	1,172	635	130	1,937
Net Loss Attributable to Noncontrolling Interests	—	331	—	331
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,172	$966	$130	$2,268
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,172	$966	$130	$2,268
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(101)	(343)	(444)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(129)	—	(129)
Differential membership interests – related	—	6	—	6
NEP investment gains – net	—	31	—	31
Less related income tax expense (benefit)(c)	—	55	86	141
Adjusted Earnings (Loss)	$1,172	$828	$(127)	$1,873
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.57	$0.47	$0.06	$1.10
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.05)	(0.17)	(0.22)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.06)	—	(0.06)
Differential membership interests – related	—	—	—	—
NEP investment gains – net	—	0.02	—	0.02
Less related income tax expense (benefit)(c)	—	0.02	0.05	0.07
Adjusted Earnings (Loss) Per Share	$0.57	$0.40	$(0.06)	$0.91
Weighted-average shares outstanding (assuming dilution)				2,055

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(74)	$(0.04)	$(257)	$(0.12)	$(331)	$(0.16)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(92)	$(0.04)	$—	$—	$(92)	$(0.04)
	Differential membership interests – related	$5	$—	$—	$—	$5	$—
	NEP investment gains – net	$23	$0.01	$—	$—	$23	$0.01
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended March 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,919	$2,792	$5	$6,716
Operating Expenses
Fuel, purchased power and interchange	1,214	177	(24)	1,367
Other operations and maintenance	380	611	76	1,067
Depreciation and amortization	335	467	20	822
Taxes other than income taxes and other – net	444	70	2	516
Total operating expenses – net	2,373	1,325	74	3,772
Gains (losses) on disposal of businesses/assets – net	—	1	(3)	(2)
Operating Income (Loss)	1,546	1,468	(72)	2,942
Other Income (Deductions)
Interest expense	(249)	(349)	(585)	(1,183)
Equity in earnings of equity method investees	—	101	—	101
Allowance for equity funds used during construction	30	1	—	31
Gains (losses) on disposal of investments and other property – net	—	(4)	—	(4)
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	94	—	94
Other net periodic benefit income	—	—	60	60
Other – net	5	109	16	130
Total other income (deductions) – net	(214)	(48)	(509)	(771)
Income (Loss) before Income Taxes	1,332	1,420	(581)	2,171
Income Tax Expense (Benefit)	262	281	(157)	386
Net Income (Loss)	1,070	1,139	(424)	1,785
Net Loss Attributable to Noncontrolling Interests	—	301	—	301
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,070	$1,440	$(424)	$2,086
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,070	$1,440	$(424)	$2,086
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(888)	399	(489)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(94)	—	(94)
Differential membership interests – related	—	22	—	22
NEP investment gains – net	—	(3)	—	(3)
Impairment charges related to investment in Mountain Valley Pipeline	—	37	—	37
Less related income tax expense (benefit)(c)	—	218	(99)	119
Adjusted Earnings (Loss)	$1,070	$732	$(124)	$1,678
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.53	$0.72	$(0.21)	$1.04
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	(0.44)	0.20	(0.24)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	(0.05)	—	(0.05)
Differential membership interests – related	—	0.01	—	0.01
NEP investment gains – net	—	—	—	—
Impairment charges related to investment in Mountain Valley Pipeline	—	0.02	—	0.02
Less related income tax expense (benefit)(c)	—	0.10	(0.04)	0.06
Adjusted Earnings (Loss) Per Share	$0.53	$0.36	$(0.05)	$0.84
Weighted-average shares outstanding (assuming dilution)				2,005

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$(682)	$(0.35)	$300	$0.16	$(382)	$(0.19)
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(67)	$(0.03)	$—	$—	$(67)	$(0.03)
	Differential membership interests – related	$17	$0.01	$—	$—	$17	$0.01
	NEP investment gains – net	$(3)	$—	$—	$—	$(3)	$—
	Impairment charges related to investment in Mountain Valley Pipeline	$27	$0.01	$—	$—	$27	$0.01
(c)	Includes the effects of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
March 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$22	$1,095	$525	$1,642
Customer receivables, net of allowances	1,517	1,602	—	3,119
Other receivables	328	657	19	1,004
Materials, supplies and fuel inventory	1,335	792	4	2,131
Regulatory assets	1,000	31	1	1,032
Derivatives	2	1,389	70	1,461
Contract assets	—	1,072	—	1,072
Other	133	913	173	1,219
Total current assets	4,337	7,551	792	12,680
Other assets:
Property, plant and equipment – net	72,031	57,019	143	129,193
Special use funds	6,370	2,803	—	9,173
Investment in equity method investees	—	6,533	—	6,533
Prepaid benefit costs	1,861	5	269	2,135
Regulatory assets	4,913	217	231	5,361
Derivatives	12	1,639	15	1,666
Goodwill	2,965	2,108	12	5,085
Other	628	7,041	455	8,124
Total other assets	88,780	77,365	1,125	167,270
TOTAL ASSETS	$93,117	$84,916	$1,917	$179,950
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$350	$—	$3,992	$4,342
Other short-term debt	200	—	3,308	3,508
Current portion of long-term debt	666	601	4,952	6,219
Accounts payable	781	3,526	(22)	4,285
Customer deposits	632	31	—	663
Accrued interest and taxes	914	420	(174)	1,160
Derivatives	16	685	19	720
Accrued construction-related expenditures	444	1,012	6	1,462
Regulatory liabilities	297	5	—	302
Other	546	1,233	363	2,142
Total current liabilities	4,846	7,513	12,444	24,803
Other liabilities and deferred credits:
Long-term debt	23,393	9,958	32,517	65,868
Asset retirement obligations	2,164	1,299	—	3,463
Deferred income taxes	8,796	3,852	(2,007)	10,641
Regulatory liabilities	10,136	154	—	10,290
Derivatives	7	2,059	343	2,409
Other	369	2,386	332	3,087
Total other liabilities and deferred credits	44,865	19,708	31,185	95,758
TOTAL LIABILITIES	49,711	27,221	43,629	120,561
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	453	—	453
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	26,868	21,955	(31,481)	17,342
Retained earnings	15,165	25,081	(8,801)	31,445
Accumulated other comprehensive loss	—	(89)	(78)	(167)
Total common shareholders' equity	43,406	46,947	(41,712)	48,641
Noncontrolling interests	—	10,295	—	10,295
TOTAL EQUITY	43,406	57,242	(41,712)	58,936
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$93,117	$84,916	$1,917	$179,950

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$57	$916	$1,717	$2,690
Customer receivables, net of allowances	1,706	1,905	(2)	3,609
Other receivables	319	584	41	944
Materials, supplies and fuel inventory	1,339	763	4	2,106
Regulatory assets	1,431	28	1	1,460
Derivatives	13	1,671	46	1,730
Contract Assets	—	1,487	—	1,487
Other	131	1,036	168	1,335
Total current assets	4,996	8,390	1,975	15,361
Other assets:
Property, plant and equipment – net	70,608	55,034	134	125,776
Special use funds	6,050	2,648	—	8,698
Investment in equity method investees	—	6,145	11	6,156
Prepaid benefit costs	1,853	5	254	2,112
Regulatory assets	4,343	226	232	4,801
Derivatives	14	1,766	10	1,790
Goodwill	2,965	2,114	12	5,091
Other	640	6,817	247	7,704
Total other assets	86,473	74,755	900	162,128
TOTAL ASSETS	$91,469	$83,145	$2,875	$177,489
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Commercial paper	$2,374	$—	$2,276	$4,650
Other short-term debt	255	—	—	255
Current portion of long-term debt	1,665	1,031	4,205	6,901
Accounts payable	977	7,547	(20)	8,504
Customer deposits	610	28	—	638
Accrued interest and taxes	661	380	(71)	970
Derivatives	9	813	23	845
Accrued construction-related expenditures	486	1,375	—	1,861
Regulatory liabilities	335	4	1	340
Other	704	1,908	387	2,999
Total current liabilities	8,076	13,086	6,801	27,963
Other liabilities and deferred credits:
Long-term debt	23,609	10,795	27,001	61,405
Asset retirement obligations	2,143	1,260	—	3,403
Deferred income taxes	8,542	3,776	(2,176)	10,142
Regulatory liabilities	9,893	156	—	10,049
Derivatives	6	2,224	511	2,741
Other	365	2,100	297	2,762
Total other liabilities and deferred credits	44,558	20,311	25,633	90,502
TOTAL LIABILITIES	52,634	33,397	32,434	118,465
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	—	1,256	—	1,256
EQUITY
Common stock	1,373	—	(1,352)	21
Additional paid-in capital	23,470	14,154	(20,259)	17,365
Retained earnings	13,992	24,115	(7,872)	30,235
Accumulated other comprehensive loss	—	(77)	(76)	(153)
Total common shareholders' equity	38,835	38,192	(29,559)	47,468
Noncontrolling interests	—	10,300	—	10,300
TOTAL EQUITY	38,835	48,492	(29,559)	57,768
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$91,469	$83,145	$2,875	$177,489

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2024	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,172	$635	$130	$1,937
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	303	579	16	898
Nuclear fuel and other amortization	44	37	9	90
Unrealized losses (gains) on marked to market derivative contracts – net	—	(162)	(189)	(351)
Foreign currency transaction losses (gains)	—	—	(26)	(26)
Deferred income taxes	175	96	127	398
Cost recovery clauses and franchise fees	308	—	—	308
Equity in earnings of equity method investees	—	(183)	(20)	(203)
Distributions of earnings from equity method investees	—	148	22	170
Losses (gains) on disposal of businesses, assets and investments - net	—	(78)	5	(73)
Recoverable storm-related costs	(31)	—	—	(31)
Other – net	(18)	(69)	25	(62)
Changes in operating assets and liabilities:
Current assets	183	183	(36)	330
Noncurrent assets	(20)	51	(33)	(2)
Current liabilities	145	(364)	(134)	(353)
Noncurrent liabilities	4	1	42	47
Net cash provided by (used in) operating activities	2,265	874	(62)	3,077
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,237)	—	—	(2,237)
Independent power and other investments of NEER	—	(7,243)	—	(7,243)
Nuclear fuel purchases	(108)	(32)	—	(140)
Other capital expenditures	—	—	(91)	(91)
Sale of independent power and other investments of NEER	—	565	—	565
Proceeds from sale or maturity of securities in special use funds and other investments	690	182	79	951
Purchases of securities in special use funds and other investments	(729)	(240)	(109)	(1,078)
Other – net	(9)	(66)	27	(48)
Net cash used in investing activities	(2,393)	(6,834)	(94)	(9,321)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	—	—	7,811	7,811
Retirements of long-term debt	(1,220)	(1,273)	(1,501)	(3,994)
Net change in commercial paper	(2,024)	—	1,716	(308)
Proceeds from other short-term debt	—	—	3,408	3,408
Repayments of other short-term debt	(55)	—	(100)	(155)
Payments from (to) related parties under a cash sweep and credit support agreement – net	—	(68)	—	(68)
Issuances of common stock/equity units – net	—	—	6	6
Dividends on common stock	—	—	(1,058)	(1,058)
Dividends & capital distributions from (to) parent – net	3,400	7,817	(11,217)	—
Other – net	(8)	(494)	(102)	(604)
Net cash provided by (used in) financing activities	93	5,982	(1,037)	5,038
Effects of currency translation on cash, cash equivalents and restricted cash	—	(1)	—	(1)
Net increase (decrease) in cash, cash equivalents and restricted cash	(35)	21	(1,193)	(1,207)
Cash, cash equivalents and restricted cash at beginning of period	72	1,625	1,723	3,420
Cash, cash equivalents and restricted cash at end of period	$37	$1,646	$530	$2,213

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Three Months Ended March 31, 2023	FPL	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,070	$1,139	$(424)	$1,785
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	335	467	20	822
Nuclear fuel and other amortization	40	23	8	71
Unrealized losses (gains) on marked to market derivative contracts – net	—	(1,018)	408	(610)
Foreign currency transaction losses (gains)	—	1	(3)	(2)
Deferred income taxes	220	310	(181)	349
Cost recovery clauses and franchise fees	263	—	—	263
Equity in earnings of equity method investees	—	(101)	—	(101)
Distributions of earnings from equity method investees	—	217	—	217
Losses (gains) on disposal of businesses, assets and investments – net	—	3	3	6
Recoverable storm-related costs	(188)	—	—	(188)
Other – net	5	(223)	(4)	(222)
Changes in operating assets and liabilities:
Current assets	172	984	11	1,167
Noncurrent assets	(54)	(16)	(20)	(90)
Current liabilities	(200)	(1,490)	(52)	(1,742)
Noncurrent liabilities	16	(65)	(3)	(52)
Net cash provided by (used in) operating activities	1,679	231	(237)	1,673
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,241)	—	—	(2,241)
Independent power and other investments of NEER	—	(4,951)	—	(4,951)
Nuclear fuel purchases	(33)	(14)	—	(47)
Other capital expenditures	—	—	(6)	(6)
Sale of independent power and other investments of NEER	—	305	—	305
Proceeds from sale or maturity of securities in special use funds and other investments	486	241	33	760
Purchases of securities in special use funds and other investments	(523)	(587)	(503)	(1,613)
Other – net	(16)	(11)	3	(24)
Net cash used in investing activities	(2,327)	(5,017)	(473)	(7,817)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	2,494	15	4,146	6,655
Retirements of long-term debt	(15)	(85)	(2,501)	(2,601)
Net change in commercial paper	(1,709)	—	2,844	1,135
Proceeds from other short-term debt	—	—	700	700
Repayments of other short-term debt	—	—	(200)	(200)
Payments from (to) to related parties under a cash sweep and credit support agreement – net	—	(280)	3	(277)
Issuances of common stock/equity units – net	—	—	2,502	2,502
Dividends on common stock	—	—	(930)	(930)
Dividends & capital distributions from (to) parent – net	—	5,306	(5,306)	—
Other – net	(39)	75	(130)	(94)
Net cash provided by (used in) financing activities	731	5,031	1,128	6,890
Effects of currency translation on cash, cash equivalents and restricted cash	—	2	—	2
Net increase (decrease) in cash, cash equivalents and restricted cash	83	247	418	748
Cash, cash equivalents and restricted cash at beginning of period	58	2,533	850	3,441
Cash, cash equivalents and restricted cash at end of period	$141	$2,780	$1,268	$4,189

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
First Quarter
2023 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.04

FPL – 2023 Earnings Per Share	$0.53
New investment growth	0.05
Other and share dilution	(0.01)
FPL – 2024 Earnings Per Share	$0.57

NEER – 2023 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.72
New investments	0.15
Existing clean energy	(0.02)
Gas infrastructure	(0.01)
Customer supply	0.04
Non-qualifying hedges impact	(0.31)
NEP investment gains – net	(0.01)
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI – net	0.01
Impairment charges related to investment in Mountain Valley Pipeline	0.01
Other, including interest expense, corporate general and administrative expenses, other investment income and share dilution	(0.11)
NEER – 2024 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.47

Corporate and Other – 2023 Loss Per Share	$(0.21)
Non-qualifying hedges impact	0.28
Other, including interest expense and share dilution	(0.01)
Corporate and Other – 2024 Earnings Per Share	$0.06

2024 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.10

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.